UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

NEUROPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40337	22-3550230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 N. Bernardo Avenue Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

(650) 237-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2024, NeuroPace, Inc. held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. The following proposals were voted upon, and the final voting results with respect to each such proposal are set forth below. The proposals set forth below are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2024.

Proposal 1 - Election of Directors. NeuroPace’s stockholders elected each of the following Class III director nominees to hold office until NeuroPace’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The results of the vote were:

Nominee	For	Withhold	Broker Non-Votes
Uri Geiger	10,710,133	363,203	7,926,126
Rakhi Kumar	10,629,853	443,483	7,926,126
Renee Ryan	9,556,538	1,516,798	7,926,126

Proposal 2 - Ratification of Independent Registered Public Accounting Firm. NeuroPace’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as NeuroPace’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the vote were:

For	Against	Abstain	Broker Non-Votes
18,989,774	9,305	383	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: June 10, 2024	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer, Vice President, Finance and Administration, and Corporate Secretary